UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2017

AUDENTES THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37833	46-1606174
(Commission File Number)	(IRS Employer Identification No.)

600 California Street, 17th Floor San Francisco, California	94108
(Address of principal executive offices)	(Zip Code)

(415) 818-1001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging grown company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2017, the Compensation Committee of Audentes Therapeutics, Inc. (the “Company”) approved certain changes to the existing employment agreements of the Company’s executive officers (the “Executive”), including the amendment of the definition of “good reason” as set forth below.

Further, the severance benefits have been amended such that if the Company’s Chief Executive Officer (“CEO”) is terminated without “cause” or resigns for good reason, in each case during the period of time commencing 90 days prior to the execution of a definitive agreement providing for the consummation of a change in control and ending on the first anniversary of the consummation of such change in control, provided that the CEO delivers to the Company a signed Release, he will be entitled to receive (i) Accrued Compensation, (ii) a lump sum cash payment in an amount equal to 24 months of his base salary, (iii) a lump sum payment equal to 200% of his target bonus for the then current fiscal year and paid when annual bonuses are otherwise paid to active employees, but no later than March 15th of the year following the year in which the CEO’s termination of employment occurs, (iv) reimbursement for any monthly COBRA premium payments for 24 months, subject to certain limitations, and (v) accelerated vesting of 100% of the unvested stock or equity awards granted to the CEO pursuant to the terms of the Employment Agreement, if any.

If a Senior Vice President of the Company (“SVP”) is terminated without cause or resigns for good reason, in each case during the period of time commencing 90 days prior to the execution of a definitive agreement providing for the consummation of a change in control and ending on the first anniversary of the consummation of such change in control, provided that such SVP delivers to the Company a signed Release, such SVP will be entitled to receive (i) Accrued Compensation, (ii) a lump sum cash payment in an amount equal to 18 months of such SVP’s base salary, (iii) a lump sum payment equal to 150% of such SVP’s target bonus for the then current fiscal year and paid when annual bonuses are otherwise paid to active employees, but no later than March 15th of the year following the year in which such SVP’s termination of employment occurs, (iv) reimbursement for any monthly COBRA premium payments for 18 months, subject to certain limitations, and (v) accelerated vesting of 100% of the unvested stock or equity awards granted to such SVP pursuant to the terms of the Employment Agreement, if any.

Under the Employment Agreements, “cause” generally means (i) failure to satisfactorily perform duties after there has been delivered to a written demand for performance which describes the specific deficiencies in performance and the specific manner in which performance must be improved, and which provides thirty (30) business days from the date of notice to remedy such performance deficiencies; (ii) conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude which the Company’s Board of Directors believes has had or will have a detrimental effect on the Company’s reputation or business, (iii) engaging in an act of gross negligence or willful misconduct in the performance of employment obligations and duties, (iv) committing an act of fraud against, material misconduct or willful misappropriation of property belonging to the Company; (v) engaging in any other misconduct that has had or will have a material adverse effect on the Company’s reputation or business; or (vi) breach of any material written Company policy, the Employee Invention Assignment and Confidentiality Agreement or other unauthorized misuse of the Company’s trade secrets or proprietary information.

Under the Employment Agreements, “change in control” means (i) a sale, conveyance, exchange or transfer (excluding any venture-backed or similar investments in the Company) in which any person or entity, other than persons or entities who as of immediately prior to such sale, conveyance, exchange or transfer own securities in the Company, either directly or indirectly, becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty (50%) percent of the total voting power of all its then outstanding voting securities; (ii) a merger or consolidation of the Company in which its voting securities immediately prior to the merger or consolidation do not represent, or are not converted into securities that represent, a majority of the voting power of all voting securities of the surviving entity immediately after the merger or consolidation; or (iii) a sale of substantially all of the assets of the Company or a liquidation or dissolution of the Company.

Under the Employment Agreements, “good reason” means any of the following taken without the Executive’s written consent and provided (a) the Company receives, within 30 days following the occurrence of any of the events set forth in clauses (i) through (iv) below, written notice from the Executive specifying the specific basis for the Executive’s belief that the Executive is entitled to terminate employment for Good Reason, (b) the Company fails to cure the event constituting Good Reason within 30 days after receipt of such written notice thereof, and (c) the Executive terminates employment within the earlier of 10 days following expiration of such cure period or receipt from the Company that such deficiencies will not be cured: (i) a material change, adverse to the Executive, in the Executive’s position, titles, offices or duties; (ii) following a change in control of the Company, the Executive is not a Section 16 officer of the Company or its ultimate parent, or if the ultimate parent is not a public company with the executive not reporting to the chief executive officer of the ultimate parent company, if that executive served as a Section 16 officer of the Company prior to the change in control, (iii) an assignment of any significant duties to the Executive that are inconsistent with the Executive’s positions or offices held under this Agreement; (iv) a decrease in base salary and target bonus, combined, by more than 10% (other than in connection with a general decrease in the cash compensation of all other officers); and (v) relocation to a facility or a location more than 25 miles from the then-current location.

The foregoing description of the Employment Agreement is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual Employment Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUDENTES THERAPEUTICS, INC.

Date: November 17, 2017	By:	/s/ Thomas Soloway
Thomas Soloway
Chief Financial Officer